ARMOUR RESIDENTIAL REIT, INC. RAISES MONTHLY COMMON DIVIDEND GUIDANCE
TO $0.10 PER SHARE FOR THE THIRD QUARTER OF 2020

VERO BEACH, Florida – June 22, 2020 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) today announced guidance on monthly cash dividends for the Company’s Common Stock for the third quarter. Based on its current financial position and outlook, the Company anticipates declaring dividends early in each month as follows:
Third Quarter 2020 Common Stock Dividend Guidance

Month	Dividend	Holder of Record Date	Payment Date
July 2020	$0.10	July 15, 2020	July 30, 2020
August 2020	$0.10	August 17, 2020	August 28, 2020
September 2020	$0.10	September 15, 2020	September 29, 2020
June 2020 Dividends
ARMOUR previously announced the resumption of monthly dividends for its Common Stock with a $0.09 cash dividend per share payable on June 29, 2020 to holders of record as of June 15, 2020. The monthly cash dividend on the Company’s 7.00% Series C Preferred Stock in the amount of $0.14583 is also payable on June 29, 2020 to holders of record on June 15, 2020.
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Dividends paid in excess of current tax earnings and profits for the year will generally not be taxable to common stockholders. Actual dividends are determined at the discretion of the Company’s Board of directors, who may consider additional factors including the Company’s results of operations, cash flows, financial condition, capital requirements as well as current market conditions, expected opportunities and other relevant factors.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates

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ARR Raises Monthly Common Dividend Guidance To $0.10 Per Share For the Third Quarter Of 2020

June 22, 2020

or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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